SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 16, 2003

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23125	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, CA 90404

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (310) 447-3870

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.    The following exhibit is filed herewith:

Exhibit Number	Document
99	Press release issued by Entravision Communications Corporation on April 16, 2003.

ITEM 5.	OTHER EVENTS.

On April 16, 2003, Entravision Communications Corporation (the “Company”) consummated its acquisition of the assets of three FM radio stations serving the greater Los Angeles market from Big City Radio, Inc. (“Big City Radio”). The consideration paid to Big City Radio at the closing consisted of $100 million in cash plus 3,766,478 shares of the Company’s Class A common stock, par value $0.0001 per share. Based on the closing price of such stock as reported by The New York Stock Exchange on the day immediately prior to the closing, the value of the stock portion of the purchase price was $25,047,079, for a total purchase price of $125,047,079.

Attached hereto as Exhibit 99 is a copy of the press release issued by the Company on April 16, 2003, regarding the closing of this acquisition and related matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: April 16, 2003	By:	/s/ WALTER F. ULLOA
Walter F. Ulloa Chairman and Chief Executive Officer

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